Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 14, 2024 (except for Notes 1, 2, 7, 9 and 12, as to which the date is June 12, 2024), in the Amendment No. 4 to the Registration Statement (Form F-1/A, No. 333-279394) and related Prospectus of Icon Energy Corp. for the registration of its common shares.

/s/ Ernst & Young (Hellas) Certified Auditors Accountants S.A.

Athens, Greece
July 1, 2024